Exhibit 4.1

SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER MONARCH FINANCIAL HOLDINGS, INC. SEAL 2006 COMMONWEALTH OF VIRGINIA CORPORATE FULLY PAID AND NON-ASSESSABLE SHARES OF THE % SERIES B NONCUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK, PAR VALUE $5 PER SHARE, OF transferable on the books of the Corporation by the owner hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. Information regarding the relative rights, privileges and limitations applicable to each class of stock is available to each shareholder on request, in writing, delivered to the Corporation and said information will be provided without charge to any shareholder making such request. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: MONARCH FINANCIAL HOLDINGS, INC. S H A R E S MONARCH FINANCIAL HOLDINGS, INC. INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA This Certifies that is the owner of B CUSIP 60907Q 20 9 SEE REVERSE FOR CERTAIN DEFINITIONS COUNTERSIGNED AND REGISTERED: REGISTRAR AND TRANSFER COMPANY (Cranford, NJ) TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE COLORS SELECTED FOR PRINTING: INTAGLIO PRINTS SC5 PEACOCK GREEN. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: DENISE LITTLE 931-490-1706 PROOF OF: NOVEMBER 23, 2009 MONARCH FINANCIAL HOLDINGS, INC. TSB 00715 OPERATOR: AP/JB R2

For value received, hereby sell, assign and transfer unto The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN – as tenants in common – as tenants by the entireties – as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. Additional abbreviations may also be used though not in the above list. NOTICE: PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF UNIF TRF MIN ACT – Custodian (until age ) (Cust) under Uniform Transfers (Minor) to Minors Act . (State) Attorney MONARCH FINANCIAL HOLDINGS, INC. ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: DENISE LITTLE 931-490-1706 PROOF OF: NOVEMBER 23, 2009 MONARCH FINANCIAL HOLDINGS, INC. TSB 00715 OPERATOR: AP NEW